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                                                                      EXHIBIT 12


                      HARTFORD LIFE, INC. AND SUBSIDIARIES

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS




(In millions)                                                     2000          1999          1998          1997          1996
-------------                                                     ----          ----          ----          ----          ----
   EARNINGS                                                      $  788        $  686        $  585        $  480        $   31
ADD:
FIXED CHARGES
   Interest expense                                                  66            67            58            58            55
   Interest factor attributable to rentals                           12            11            10             9             9
                                                                 ------        ------        ------        ------        ------
TOTAL FIXED CHARGES                                                  78            78            68            67            64
   Interest credited to contractholders                           1,124         1,197         1,475         1,180         1,258
                                                                 ------        ------        ------        ------        ------
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                                   1,202         1,275         1,543         1,247         1,322
                                                                 ------        ------        ------        ------        ------
EARNINGS, AS DEFINED                                                866           764           653           547            95
                                                                 ------        ------        ------        ------        ------
EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO
CONTRACTHOLDERS                                                   1,990         1,961         2,128         1,727         1,353
                                                                 ------        ------        ------        ------        ------
FIXED CHARGES
   Fixed charges above                                               78            78            68            67            64
   Dividends on subsidiary preferred stock                           --            --            --            --            --
                                                                 ------        ------        ------        ------        ------
TOTAL FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS              78            78            68            67            64
                                                                 ------        ------        ------        ------        ------
TOTAL FIXED CHARGES, INTEREST CREDITED TO CONTRACTHOLDERS
AND PREFERRED DIVIDEND REQUIREMENTS                              $1,202        $1,275        $1,543        $1,247        $1,322
                                                                 ------        ------        ------        ------        ------
RATIOS
   Earnings, as defined, to total fixed charges (1)                11.1           9.8           9.6           8.2           1.5
                                                                 ------        ------        ------        ------        ------
   Earnings, as defined, to total fixed charges and
     preferred dividend requirements                               11.1           9.8           9.6           8.2           1.5
                                                                 ------        ------        ------        ------        ------
   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including
     interest credited to contractholders (2)                       1.7           1.5           1.4           1.4           1.0
                                                                 ------        ------        ------        ------        ------
   Earnings, as defined, including interest credited to
     contractholders, to total fixed charges including
     interest credited to contractholders and preferred
     dividend requirements                                          1.7           1.5           1.4           1.4           1.0
                                                                 ------        ------        ------        ------        ------

(1) The 1996 earnings to total fixed charges ratio, excluding charges of $348, before-tax, primarily related to the recognition of losses in the Company's guaranteed investment contract business, was 6.9.

(2) The 1996 ratio of earnings to total fixed charges including interest credited to policyholders, excluding charges of $348, before-tax, primarily related to the recognition of losses in the Company's guaranteed investment contract business, was 1.3.